UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2010, our operating partnership, Digital Realty Trust, L.P., entered into a definitive asset purchase agreement with unrelated third parties to acquire a five-property data center portfolio located in California, Arizona and Virginia, which we refer to as the Rockwood Capital/365 Main Portfolio. The Rockwood Capital/365 Main Portfolio, which comprises a total of approximately 919,000 square feet and consists of: 365 Main Street, San Francisco, California; 2260 East El Segundo Boulevard, El Segundo, California; 720 2nd Street, Oakland, California; 2121 South Price Road, Chandler, Arizona; and 4030-4050 Lafayette Center Drive, Chantilly, Virginia, is being purchased from joint ventures that are majority-owned by affiliates of Rockwood Capital, LLC and managed by 365 Main, Inc. All data centers in the Rockwood Capital/365 Main Portfolio were developed in 2000 or later. The Rockwood Capital/365 Main Portfolio is leased to a diverse roster of over 200 tenants in various industries. Based on information provided by the sellers, we believe that, as of March 31, 2010, approximately 94% of the total square feet available for lease at the buildings in the Rockwood Capital/365 Main Portfolio was occupied. The total square feet available for lease in the Rockwood Capital/365 Main Portfolio is based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area. Our estimate of the percentage of occupied rentable square feet in the Rockwood Capital/365 Main Portfolio may change based on due diligence we conduct prior to closing as well as our experience operating the properties following the closing of the acquisition.

The purchase price, which was determined through negotiations between our operating partnership and the sellers, will be approximately $725.0 million (subject to adjustment in limited circumstances), to be paid in cash at closing. The Rockwood Capital/365 Main Portfolio includes approximately 250,000 square feet of additional new datacenter development potential at 2121 South Price Road in Chandler, Arizona and approximately $13.0 million of uninstalled datacenter infrastructure improvements. We expect to fund the purchase price with available cash, borrowings under our revolving credit facility or the sale of additional debt or equity securities. Our operating partnership will deposit $15.0 million into an escrow account pending closing of the transaction. The purchase of the Rockwood Capital/365 Main Portfolio is subject to our satisfactory completion of due diligence as well as satisfaction of various closing conditions, including the receipt of requisite estoppels and minimum satisfactory financing. The closing of the acquisition is expected to take place on or about July 2, 2010, and may be extended in limited circumstances. We cannot assure you that the acquisition will be consummated on the anticipated schedule or at all. If we fail to close the purchase as required after the satisfaction or waiver of all closing conditions, we may be liable to the sellers for liquidated damages in an amount equal to the deposit. There are no material relationships between us and the sellers.

Other than normally recurring capital expenditures and tenant improvements, we have no present plans with respect to renovation, improvement or redevelopment of the Rockwood Capital/365 Main Portfolio.

The pre-acquisition real estate tax rate for the Rockwood Capital/365 Main Portfolio is $13.36 per $1,000 of assessed value for the most recently available tax years. The total pre-acquisition annual tax for the Rockwood Capital/365 Main Portfolio at this rate for the most recently available tax years is $2,927,822 (at a taxable assessed value of $219,080,243). There were total direct assessments of $23,807 imposed on the Rockwood Capital/365 Main Portfolio by the City and County of San Francisco, Los Angeles County and Alameda County for the most recently available tax years. The Rockwood Capital/365 Main Portfolio is subject to periodic reassessment for property tax purposes in the future, including an anticipated reassessment of properties located in California upon the closing of the acquisition.

The federal tax basis of the Rockwood Capital/365 Main Portfolio will be determined as of the closing of the acquisition and will be based on the final purchase price. The depreciation method and life claimed will be determined by reference to the Internal Revenue Service-mandated method for depreciating assets placed into service after 1986, known as the Modified Accelerated Cost Recovery System.

The Rockwood Capital/365 Main Portfolio will be collectively insured, along with our other properties, under a blanket property, liability, fire, extended coverage, earthquake, terrorism and rental loss insurance policy that is renewed on an annual basis. We believe that the Rockwood Capital/365 Main Portfolio will be adequately insured under such policy.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward looking statements include statements related to the closing of the acquisition of the Rockwood Capital/365 Main Portfolio, the total square feet available for lease, the percentage of occupied rentable square feet, future rent steps, the expected federal tax basis and depreciation method and life claimed, the timing of any property tax reassessments and the expected source of funds. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the impact of the recent deterioration in global economic, credit and market conditions; current local economic conditions in our geographic markets; decreases in information technology spending, including as a result of economic slowdowns or recession; adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges); our dependence upon significant tenants; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; defaults on or non-renewal of leases by tenants; our failure to obtain necessary debt and equity financing; increased interest rates and operating costs; our failure to repay debt when due or our breach of covenants or other terms contained in our loan facilities and agreements; financial market fluctuations; changes in foreign currency exchange rates; our ability to manage our growth effectively; difficulty acquiring or operating properties in foreign jurisdictions; our failure to successfully operate acquired or redeveloped properties; risks related to joint venture investments, including as a result of our lack of control of such investments; delays or unexpected costs in development or redevelopment of properties; decreased rental rates or increased vacancy rates; increased competition or available supply of data center space; our ability to successfully develop and lease new properties and space held for redevelopment; difficulties in identifying properties to acquire and completing acquisitions; our inability to acquire off-market properties; our inability to comply with the rules and regulations applicable to public companies; our failure to maintain our status as a REIT; potential adverse changes to tax laws; restrictions on our ability to engage in certain business activities; environmental uncertainties and risks related to natural disasters; changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and changes in real estate and zoning laws and increases in real property tax rates. For a further list and description of such risks and uncertainties, see our reports and other filings with the United States Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2009 and subsequent reports on Form 10-Q and Form 8-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements under Rule 3-14 of Regulation S-X.

Independent Auditors’ Report

Combined Statements of Revenue and Certain Expenses for the Year Ended December 31, 2009 and for the Three Months Ended March 31, 2010 (unaudited)

Notes to the Combined Statements of Revenue and Certain Expenses for the Year Ended December 31, 2009 and for the Three Months Ended March 31, 2010

(b) Pro forma financial information.

Management has not commenced evaluating the purchase price allocation for the proposed acquisition of the Rockwood Capital/365 Main Portfolio. Estimates of the fair value of the acquired tangible and intangible assets and liabilities are necessary to prepare pro forma financial statements. Such estimates in turn are expected to result in adjustments to the combined pro forma rental revenue, depreciation and amortization. Management has determined that it is not feasible to prepare pro forma financial statements at this time without estimated purchase price allocation information. The pro forma financial information will be filed as soon as feasible, but not later than 75 days from the closing of the proposed acquisition of the Rockwood Capital/365 Main Portfolio.

(d) Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of June 1, 2010, by and among MainRock II Chandler, LLC, MainRock II Chantilly, LLC, MainRock, LLC, 365 Jack London Square, LLC and Rincon 365 Borrower, LLC, collectively, as the Sellers, and Digital Realty Trust, L.P., as the Purchaser.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

Independent Auditors’ Report

Members

Rockwood Predecessor Data Centers

We have audited the accompanying combined statement of revenue and certain expenses (as described in Note 1) of the Rockwood Predecessor Data Centers (the “Company”), for the year ended December 31, 2009. This combined statement of revenue and certain expenses is the responsibility of the Company’s management. Our responsibility is to express an opinion on the combined statement of revenue and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenue and certain expenses, assessing the accounting principles used, and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses of the Company were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1, and are not intended to be a complete presentation of the revenue and expenses of the Company.

In our opinion, the statement of revenue and certain expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses, as described in Note 1 of the Rockwood Predecessor Data Centers for the year ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young

San Francisco, California

May 26, 2010

ROCKWOOD PREDECESSOR DATA CENTERS

Combined Statements of Revenue and Certain Expenses

(In Thousands)

	Three Months Ended March 31, 2010	Year Ended December 31, 2009
	(Unaudited)
Revenue:
Rental	$22,363	$83,848
Tenant reimbursements	7,962	33,761

	30,325	117,609

Certain expenses:
Utilities	5,567	25,019
Property operating costs	4,915	19,901
Property taxes	524	3,406
Insurance	176	629

	11,182	48,955

Revenue in excess of certain expenses	$19,143	$68,654

See accompanying notes.

ROCKWOOD PREDECESSOR DATA CENTERS

Notes to the Combined Statements of Revenue and Certain Expenses

Year Ended December 31, 2009 and for the Three Months

Ended March 31, 2010 (unaudited)

1. Basis of Presentation

The accompanying combined statements of revenue and certain expenses include the revenue and certain expenses of the Rockwood Predecessor Data Centers, a five-property data center portfolio located in California, Arizona and Virginia (the Company). The Company owns data centers at 365 Main Street in San Francisco, California, 720 2nd Street in Oakland, California, 2260 El Segundo Boulevard in El Segundo, California, 2121 South Price Road in Chandler, Arizona and 4030-4050 Lafayette Center Drive in Chantilly, Virginia.

The Company is not a legal entity, but rather a combination of limited liability companies primarily owned by affiliates of Rockwood Capital, LLC (the Owner). A wholly owned subsidiary of Digital Realty Trust, Inc. plans to acquire the Company for approximately $725.0 million. The purchase is expected to be consummated during the third quarter of 2010. The accompanying combined statements of revenue and certain expenses include the accounts of the Company, and all significant intercompany amounts have been eliminated.

The accompanying combined statements of revenue and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the U.S. Securities and Exchange Commission for the acquisition of one or more real estate properties which in aggregate are significant and, accordingly, are not representative of the actual results of operations for the periods presented. The Company is considered a group of related properties as the individual properties are under common control and management by the Owner and the acquisition of a single property in the Company was conditional on the acquisition of the other properties. Therefore, a single combined statement of revenue and certain expenses is presented for each of the periods. The combined statements of revenue and certain expenses exclude the following items which may not be comparable to the proposed future operations of the Company:

•	Amortization of in-place leases

•	Customer installation revenue and costs

•	Depreciation and amortization

•	Income taxes

•	Interest expense

ROCKWOOD PREDECESSOR DATA CENTERS

Notes to the Combined Statements of Revenue

and Certain Expenses (continued)

1. Basis of Presentation (continued)

•	Management fees paid to related parties

•	Bad debt expense

•	Other costs not directly related to the proposed future operations of the Company

Management is not aware of any material factors relating to the Company, other than those already described in this report that would cause the reported financial information not to be necessarily indicative of future operating results.

2. Summary of Significant Accounting Policies and Practices

Revenue Recognition

Rental revenue is recognized on a straight-line basis over the term of the respective leases. The straight-line rent adjustment decreased base contractual rental revenue by approximately $0.3 million (unaudited) for the three months ended March 31, 2010 and increased base contractual rental revenue by approximately $6.7 million for the year ended December 31, 2009. Tenant reimbursements for real estate taxes, common area maintenance, and other recoverable costs are recognized in the period the expenses are incurred.

Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the combined statements of revenue and certain expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

Unaudited Information

The combined statement of revenue and certain expenses for the three months ended March 31, 2010 is unaudited. In the opinion of management, such statement reflects all adjustments necessary for a fair presentation of the results of this period. All such adjustments are of a normal recurring nature.

ROCKWOOD PREDECESSOR DATA CENTERS

Notes to the Combined Statements of Revenue

and Certain Expenses (continued)

3. Minimum Future Lease Rentals

Future minimum rentals to be received under non-cancelable agreements in effect as of December 31, 2009 are as follows:

Year ended December 31 (in thousands):
2010	$88,943
2011	75,275
2012	62,335
2013	44,735
2014	29,973
Thereafter	68,053

$369,314

Subsequent to December 31, 2009, management completed negotiations with a tenant of one of the data centers to terminate its long-term lease, which was originally set to expire on August 31, 2014. Management is currently working with existing and prospective tenants to re-lease this space. Total revenue included in the table above related to this tenant is $4,132,657. Total revenue included in the combined statements of revenue and certain expenses for this tenant was $1.1 million and $0.2 million, respectively, for the year ended December 31, 2009 and the three months ended March 31, 2010 (unaudited).

4. Tenant Concentrations

For the three months ended March 31, 2010 and the year ended December 31, 2009, one tenant accounted for 15% (unaudited) and 16%, respectively, of rental income.

5. Related Party Transactions

Pursuant to its operating and management agreements, the Company reimburses its affiliates, Rockwood Capital, LLC, 365 Main, Inc. (the manager of each of the data centers), and Union Property Capital for any costs incurred on behalf of the Company. For the three months ended March 31, 2010 and the year ended December 31, 2009, total reimbursable expenses incurred were $1.7 million (unaudited) and $3.9 million, respectively.

ROCKWOOD PREDECESSOR DATA CENTERS

Notes to the Combined Statements of Revenue

and Certain Expenses (continued)

5. Related Party Transactions (continued)

Certain members of management of 365 Main, Inc. are owners and management of two vendors that provide services to the Company. During the three months ended March 31, 2010 and the year ended December 31, 2009, total expenses for services provided by these vendors were $0.7 million (unaudited) and $2.4 million, respectively.

6. Subsequent Events

The Company has evaluated subsequent events related to the Company for recognition or disclosure through May 26, 2010, which is the date the combined statements of revenue and certain expenses were available to be issued and determined that there are no other items to disclose.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/S/ JOSHUA A. MILLS
Joshua A. Mills
General Counsel and Assistant Secretary

Date: June 2, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of June 1, 2010, by and among MainRock II Chandler, LLC, MainRock II Chantilly, LLC, MainRock, LLC, 365 Jack London Square, LLC and Rincon 365 Borrower, LLC, collectively, as the Sellers, and Digital Realty Trust, L.P., as the Purchaser.

23.1	Consent of Ernst & Young LLP, Independent Auditors.